Exhibit 10.3
AMENDMENT NO. 1
TO THE
REYNOLDS AMERICAN INC.
LONG-TERM INCENTIVE PLAN
PERFORMANCE SHARE AGREEMENT
DATE OF GRANT: MARCH 2, 2009
     THIS AMENDMENT NO. 1 to the Performance Share Agreement between Reynolds American Inc. (the “Company”) and                                          (the “Grantee”), relating to the Performance Shares granted on March 2, 2009 (the “2009 Performance Share Agreement”), is made and entered into as of the 22nd day of March, 2010. Except as otherwise indicated, the provisions of this Amendment shall be effective as of March 2, 2009.
W I T N E S S E T H
     WHEREAS, on March 2, 2009, the Company granted Performance Shares to the Grantee pursuant to the Reynolds American Inc. Long-Term Incentive Plan (the “Plan”); and
     WHEREAS, the terms and conditions governing such Performance Shares are set forth in the 2009 Performance Share Agreement and the Plan; and
     WHEREAS, the Company and the Grantee desire that the 2009 Performance Share Agreement be amended to more accurately reflect the terms and conditions governing the determination of, and limitations on the value of, the Earned Number of Performance Shares that can be paid to the Grantee under such Agreement; and
     WHEREAS, the Company’s Compensation and Leadership Development Committee (the “Committee”) authorized the officers of the Company to execute and deliver such amendments necessary to effectuate the resolutions adopted by the Committee approving the form of the 2009 Performance Share Agreement;
     NOW, THEREFORE, the 2009 Performance Share Agreement for the Grantee hereby is amended as follows:
     1. A new Section 20 is inserted immediately following Section 19 of the 2009 Performance Share Agreement to read as follows:
     “20. Qualified Performance-Based Awards. If the Grantee is a Covered Employee, the grant of Performance Shares evidenced by this Agreement shall be considered a Qualified Performance-Based Award. In furtherance thereof, and notwithstanding anything in this Agreement or the Plan to the contrary, the Earned Number of Performance Shares that such Grantee may earn for the Performance Period pursuant to the grant evidenced by this Agreement (the ‘Earned Shares’) shall be determined by the Compensation Committee based on, and must have a value (the ‘Earned Shares Value’) that in no event exceeds a value equal to, the percentage of the Company’s cumulative Cash Net Income (as defined below) for the

Performance Period previously established by the Board of Directors of the Company in resolutions adopted on February 2, 2010 to apply with respect to the Grantee for the Performance Period (the ‘Award Pool Value’). Notwithstanding the prior sentence, the Compensation Committee shall have the power and authority, in its sole and absolute exercise of negative discretion, to reduce the Earned Shares such that the Earned Shares Value will be less than the Award Pool Value, which reduction may be made by taking into account the factors described above under Section 3 of this Agreement or any other criteria the Compensation Committee deems appropriate. The reductions in Earned Shares Value, if any, shall not result in any increases in the value of performance shares earned by any other awardee. For purposes of this Agreement, the term ‘Cash Net Income’ shall mean the Company’s net income from continuing operations in the consolidated statement of income adjusted for the impact of non-cash items, such as depreciation, amortization, unrealized gains and losses, intangible asset impairments and other non-cash gains/losses included in net income (as reported in the Company’s annual report for 2010, 2011 and 2012, respectively).”
     2. Section 20 of the 2009 Performance Share Agreement shall be renumbered Section 21.
     IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to the 2009 Performance Share Agreement on the day and year first written above.

REYNOLDS AMERICAN INC.
By:
Lisa J. Caldwell
Executive Vice President andChief Human Resources Officer

Grantee

Grantee’s Signature

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